                                                                   EXHIBIT 10.16



                              TRANSITION AGREEMENT

        THIS AGREEMENT (the "Agreement"), made as of the 9th day of July, 2000, by and between JDS Uniphase Corporation, a Delaware corporation (the "Company"), with its principal U.S. offices located at San Jose, California, and Donald R. Scifres (the Executive").


                                 WITNESSETH THAT

        WHEREAS, the Company and SDL, Inc., a Delaware corporation ("SDL"), are parties to an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, at the Effective Time, Merger Sub (as such terms are defined in the Merger Agreement) shall be merged with and into SDL and the separate existence of Merger Sub shall thereupon cease, and SDL shall continue as the surviving corporation as a wholly-owned subsidiary of the Company (the "Merger"),

        WHEREAS, in connection with and as a condition of its willingness to consummate the Merger, the Company desires to retain the Executive as the Co-Chairman of the Board of Directors of the Company, and President of the Actives Group reporting to the Chief Executive Officer of the Company, on the terms hereinafter set forth, and to induce the Executive to enter into a covenant against competition and certain other restrictive covenants intended to protect the goodwill of SDL and the Company;

        WHEREAS, the Executive has a significant financial interest in the Merger, will be converting all of his shares in SDL (options to acquire shares of SDL) into Company shares and options pursuant to the Merger and wishes to be employed by SDL in such capacity on the terms hereinafter set forth, and

        WHEREAS, the Company would not have entered into the Merger Agreement or agreed to issue shares of the Company (or options for shares of the Company) for the Executive's SDL shares and options if the Executive had not executed this Agreement (and, in particular, the noncompete and nonsolicitation agreement incorporated herein);

        WHEREAS, the Executive is a party to an Employment Agreement dated July 17, 1992, as subsequently amended on February 19, 1993 and again on July 29, 1994, and a Change of Control Agreement dated February 10, 2000 (collectively, the "Executive Agreements").

        NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

        1. Assumption of Agreements. Except as noted below and as amended hereby, the Executive Agreements shall be assumed by the Company. All references to SDL, Inc. or the Company in the Executive Agreements shall become "Company" as referenced in this Agreement.

        2. Modification of Change of Control Agreement.

           (a) The definition of "Good Reason" of clause (i) of Section 2(i) in the Change of Control Agreement dated February 10, 2000 (the "Change of Control Agreement"), shall be amended by removing the words "a material and", inserting the word "an" and by the addition of the following at the end thereof:

        provided, however, that the changes in the Executive's status, title, positions, responsibilities, duties and offices which occur immediately after the Change of Control effected by the Company shall not constitute Good Reason, and provided further, that no payment will be due Executive under this Agreement or the Employment Agreement solely as a result of the Merger as defined in the Transition Agreement between the Executive and JDS Uniphase Corporation, dated July 9, 2000 (the "Transition Agreement")

           (b) The "Good Reason" definition in the Change of Control Agreement is further amended by the addition of the following at the end thereof:

        (vii) failure to be appointed or reappointed, or his removal as, a member of the board of directors of SDL or the failure to be elected or re-elected, or his removal as, a member of the board of directors of the Company,

        (viii) material breach by the Company of the Transition Agreement,

        (ix) a Change of Control of JDS Uniphase Corporation or of SDL following the Merger, and

        (x) a change in Executive's reporting structure

        3. Noncompete and Nonsolicitation Agreement. Executive will enter into a noncompete and nonsolicitation agreement with the Company. This noncompete and nonsolicitation agreement is attached as Appendix A of this Agreement, and is incorporated herein by reference.

        4. Period of Employment. Section 1 of Executive's Employment Agreement is amended and restated in its entirety to read as follows

        The Company hereby employs Scifres as the Co-Chairman of the Board of Directors of the Company and President of the Actives Group, which position will result in Scifres being an "Executive Officer" of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, with the duties and responsibilities described in
        Section 2, for the compensation specified in Section 2, for the compensation specified in Sections 3 and 4 and for the period commencing at the Effective Time (as defined in the Agreement; and Plan of Merger between JDS Uniphase Corporation and SDL) and ending on termination as provided in Section 5. Scifres hereby accepts employment by the Company in such capacity, upon the terms and conditions set forth in this Agreement.

        5. Position and Duties. Section 2 of Executive's Employment Agreement is amended and restated in its entirety to read as follows:

        Scifres accepts employment with the Company and shall, during the term of this Agreement, have overall responsibility for the management and operations of the Actives Group, including responsibility for decisions regarding compensation and benefits matters at the Actives Group, as Co-Chairman of the Board of Directors of the Company and President of the Actives Group. Scifres shall report to Jozef Straus, Chief Executive Officer and shall have duties and responsibilities that are commensurate with his title and reporting structure. Scifres shall, during the term of this Agreement, devote his best effort and entire working time, attention and skill exclusively to the business and affairs of SDL and the Actives Group, provided that Scifres's participation on board of directors of other companies and other activities Scifres currently participates in as identified in Exhibit 1 hereto, as amended with the consent of the Company, shall not be deemed a violation of this provision unless such activities materially interfere with Scifres's duties hereunder. The location of employment, headquarters and travel responsibilities will be consistent with 2(i)(iii) of the Change of Control Agreement with the Company, dated February 10, 2000 (the "Change of Control Agreement"), regardless of whether such Change of Control Agreement is then in effect.

        6. Compensation. Section 3 of Executive's Employment Agreement is amended and restated in its entirety to read as follows:

        "For all services rendered by Scifres to the Company and for all obligations assumed by him pursuant to this Agreement, the Company shall, subject to Scifres's performance of such obligations, pay to Scifres the compensation set forth in this Section 3 and provide the other benefits set forth in this Agreement

           (a) Salary. Scifres shall receive a base salary on a per annum basis ("Base Salary") equal to Three Hundred Thousand Dollars ($300,000) commencing as of the Effective Time. The foregoing Base Salary shall be subject to annual increases on July 1 of each year during the term of this Agreement, commencing July 1, 2001, as determined by the Company in its sole discretion.

           (b) Bonuses. Scifres shall be eligible to receive a bonus each year equal to an amount of up to one hundred and twenty percent (120%) of his Base Salary, which bonus shall be paid to Scifres on an annual basis upon his reaching the performance goals mutually established from time to time hereafter by Scifres and the Company. Under the plan to be established, the target bonus each year will be 60% of Scifres' Base Salary (the "Target Bonus"), with an opportunity to earn from 0% to 200% of the Target Bonus based on actual performance compared to the annual goals to be established for the plan.

           (c) Stock Options. Within 10 days of the Effective Time, Scifres shall be granted 200,000 nonqualified Company stock options (the "Initial Options"). Such Initial

Options will be subject to the terms of a stock option agreement which will provide for an option term of no more than 10 years, vesting 50% after one (1) year and 100% after two (2) years and an exercise price equal to the fair market value of Company common stock an the date of grant. If the employment of Scifres is terminated without Cause or terminates for Good Reason (as such terms are defined in Scifres's Change of Control Agreement, as amended by the Transition Agreement, made as of July 9, 2000, between Scifres and JDS Uniphase Corporation (the "Transition Agreement"), regardless of whether such Change of Control Agreement is then in effect), then such Initial Options shall become immediately vested and exercisable. If Scifres's employment terminates for any reason, all vested Initial Options shall remain exercisable for the remainder of their 10-year term.

        Scifres will also be eligible for annual grants of stock options, consistent with SDL past practices, or if more favorable, with grants made to other similarly situated executives of the Company.

           (d) Outstanding Stock Options. Notwithstanding anything to the contrary, in the event that Scifres's employment with the Company is terminated without Cause or for Good Reason (as such terms are defined in the Change of Control Agreement, as amended by the Transition Agreement, regardless of whether such Change of Control Agreement is then in effect), or in the event of Scifres's death, disability or retirement at or after age 55, all unvested stock options granted to Scifres before the Effective Time (the "Prior Options") shall become immediately vested and exercisable and, together with all vested stock options granted before the Effective Time, may be exercised for the balance of the full remaining life of the options (i.e., full 10-year term).

           (e) For purposes of clarification, if Executive's employment Terminates for Cause or without Good Reason, then all vested Initial Options and all vested Prior Options shall remain exercisable for the remainder of their 10-year term, however unvested options shall not accelerate and shall be forfeited.

        7. Employee Benefits. The first sentence of Section 4(a) Executive's Employment Agreement is amended and restated in its entirety to read as follows:


        The Company shall provide Scifres with health, disability, life insurance and other welfare benefits, vacation, stock purchase and 401
        (k) plans which are no less favorable than those provided to Scifres at the Effective Time, or if more favorable, under employee benefit plans provided to similarly situated executives of the Company of similar rank and responsibility.

        8. Additional Cash Payments.

           (a) Within 10 days of the Effective Time and in consideration for Executive accepting the terms of the attached Noncompetition and Nonsolicitation Agreement and the amendments to the Executive Agreements, the Executive shall receive a cash payment of $75 Million.

           (b) Notwithstanding anything in the Executive Agreements to the contrary, in the event that any of the payments or benefits provided under this Agreement or the Executive Agreements result in Executive being subject to the golden parachute excise tax imposed by Section 4999 of the Internal Revenue Code, the Company shall make such additional payment as will make executive whole for such tax obligation, as set forth in Appendix B, which is incorporated herein by reference.

        9. Current Board Participation and Other Activities. Executive's Employment Agreement is amended by the addition of Exhibit 1 at the end thereof.

        10. Board of Directors. Section 4(c) of Executive's Employment Agreement shall be amended to refer to the Board of the Company and the Board of SDL.

        Executive acknowledges and agrees that the Voting Agreement referenced in his July 17, 1992 Employment Agreement at Section 4(c) is no longer in force and effect.

        11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any affiliate thereof, their perspective successors, permitted assigns and legal representatives.

        12. Construction/Interpretation. The Executive acknowledges that the Executive has been advised by the Company to review the terms of this Agreement with legal counsel of the Executive's choice and that the Executive has been given reasonable opportunity to seek such legal advice. The parties hereto acknowledge and agree that: (i) each party and their counsel have (or had the opportunity to) reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

        13. Disputes/Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement, the Employment Agreement or the Change of Control Agreement, not withstanding any provisions thereof to the contrary, involving termination of Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse Executive, on a current basis, for all reasonable legal fees and expenses, if any, incurred by Executive in connection with such contest or dispute (regardless of the result thereof), together with interest in an amount equal to the prime rate of Citibank N.A. from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives Executive's statement for such fees and expenses through the date of payment thereof, regardless of whether or not Executive's claim is upheld by a court of competent jurisdiction, provided, however, Executive shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by Executive was frivolous or advanced by Executive in bad faith.

        In addition, the Company shall reimburse the Executive for legal and consulting fees and expenses arising in connection with entering into this Agreement.

        14. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced with the laws of the State of California without giving effect to the conflict of laws principle thereof.

        15. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be declared invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the fullest extent permitted by law.

        16. Amendments to Agreement. No amendment or alteration of the terms of this Agreement shall be valid or binding unless made in writing signed by parties to this Agreement specifically referring to this Agreement.

        17. Voiding Agreement. This Agreement will be null and void and given no effect if the Merger contemplated by the Merger Agreement is not consummated.

        18. Integration. The parties understand and agrees that this Agreement, along with the Executive Agreements, represent the entire agreement between the parties; that no representation or promise has been made by the Company concerning the subject matter of those agreements, except as expressly set forth in those agreements, and that all agreements and understandings between the parties concerning the subject matter of those agreements are embodied and expressed in those agreements. This Agreement and the Executive Agreements shall supercede all prior or contemporaneous agreements and understandings between Executive and the Company, whether written or oral, expressed or implied, with respect to the subject matter of those agreements.

        IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, as of the date first above written



EXECUTIVE:                                  JDS UNIPHASE CORPORATION



By  /s/ DONALD R. SCIFRES                   By  /s/ MICHAEL PHILLIPS
   -------------------------------             -------------------------------
    Donald R. Scifres                           Senior Vice President

                                   APPENDIX A

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT

        A. Non-Competition.

           (a) During the Executive's employment by, or relationship with, the Company and for a period of one (1) year following the Effective Time of the Merger, the Executive will not directly or indirectly, either as principal, agent, employee, consultant, officer, director, or stockholder of the Company, engage in any business which is competitive with the photonics or optics networking businesses of SDL or the Company (collectively, the "Business"), provided, however, that nothing contained herein shall preclude the Executive from purchasing or owning less than five percent (5%) of the stock or other securities of (1) any company with securities Traded on a nationally recognized securities exchange or (ii) any venture capital fund passive interest,

           (b) For the purposes of this Section A, a business will be deemed competitive with the Business if it involves the performing of services and/or the production, manufacture, distribution, sale or development of any product similar to services performed or products produced, manufactured, distributed, sold or developed or being developed by the Business and/or the licensing of any process or technology concerning production similar to those utilized, developed or being developed by the Business during the period in which the Executive is employed or otherwise affiliated with the Company.

           (c) The Executive acknowledges that the Business has been and will be conducted on a global basis by SDL and the Company, and that, accordingly, time restrictions contained in this Section A shall apply in (i) any city, county or other political subdivision of the State of California (including, without limitation, the counties listed on Exhibit II hereto), and (ii) any city, county or other political subdivision of any other state in the United States or any country or other territory in the world, where the Company is selling or delivering any of the Business' products or services or is otherwise carrying on business or selling activities with respect to the Business or (y) has engaged in any of the activities described in clause (x) within the most recent 12-month period.

           (d) The Executive acknowledges and agrees that strict enforcement of the terms of this Agreement is necessary for the purpose of ensuring the preservation, protection and continuity of the business, trade secrets and goodwill of the Company and that, in furtherance of such purpose, the prohibition against competition imposed by this Section A is narrow, reasonable and fair. The Executive further agrees that, given the Executive's experience, knowledge and skills, substantial opportunities for employment outside of the areas restricted by this Agreement are and will remain available to the Executive. If any part of this Section A should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this Agreement is intended to and shall extend only for such period of time, in such area and with respect to such activities as are determined to be reasonable.

(e) Notwithstanding anything contained in this Section A to the contrary, the Executive shall be permitted to serve as a director of, or an investor in, each of the corporations set forth on Exhibit 1, which may be amended from time to time by the mutual consent of the Executive and the Company.

        A. Non-Solicitation

        During the Executive's employment or relationship with the Company and for a period of one (1) year following the Effective Time, the Executive will not directly or indirectly, either as principal, agent, employee, consultant, officer, director or stockholder, solicit any employee, consultant, independent contractor or agent of the Business with the intention or effect of encouraging such party to terminate his or her employment, agency or other relationship, as applicable, with the Business.

                                    EXHIBIT 1


HomeFiber - approximately 10% interest
DMISI - approximately 10% interest

                                   EXHIBIT II


                ----------------------------------------------------------
                               CALIFORNIA COUNTIES
                ----------------------------------------------------------
                Alameda                        Placer
                ----------------------------------------------------------
                Alpine                         Plumas
                ----------------------------------------------------------
                Amador                         Riverside
                ----------------------------------------------------------
                Butt                           Sacramento
                ----------------------------------------------------------
                Calaveras                      San Benito
                ----------------------------------------------------------
                Colusa                         San Bernardino
                ----------------------------------------------------------
                Contra Costa                   San Diego
                ----------------------------------------------------------
                Del Norte                      San Francisco
                ----------------------------------------------------------
                El Dorado                      San Joaquin
                ----------------------------------------------------------
                Fresno                         San Luis Obispo
                ----------------------------------------------------------
                Glenn                          San Mateo
                ----------------------------------------------------------
                Humboldt                       Santa Barbara
                ----------------------------------------------------------
                Imperial                       Santa Clara
                ----------------------------------------------------------
                Inyo                           Santa Cruz
                ----------------------------------------------------------
                Kern                           Shasta
                ----------------------------------------------------------
                Kings                          Sierra
                ----------------------------------------------------------
                Lake                           Siskiyou
                ----------------------------------------------------------
                Lassen                         Solano
                ----------------------------------------------------------
                Los Angeles                    Sonoma
                ----------------------------------------------------------
                Madera                         Stanislaus
                ----------------------------------------------------------
                Marin                          Sutter
                ----------------------------------------------------------
                Mariposa                       Tehama
                ----------------------------------------------------------
                Mendocino                      Trinity
                ----------------------------------------------------------
                Merced                         Tulare
                ----------------------------------------------------------
                Modoc                          Tuolumne
                ----------------------------------------------------------
                Mono                           Ventura
                ----------------------------------------------------------
                Monterey                       Yolo
                ----------------------------------------------------------
                Napa                           Yuba
                ----------------------------------------------------------
                Nevada
                ----------------------------------------------------------
                Orange
                ------------------------------ ---------------------------

                                   APPENDIX B

                   Certain Additional Payments by the Company


(a) Anything in this Agreement or the Executive Agreements to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change of Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Appendix
        B) (the "Payments") would be subject to the excise tax imposed by
        Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income. Notwithstanding the foregoing provisions of this Appendix B(a), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 10% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to Executive. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing any cash payments, unless an alternative method of reduction is elected by Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

        (b) Subject to the provisions of this Appendix B (a), all determinations required to be made under this Appendix B, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, the reduction of the Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change of Control (the "Accounting firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-up Payment under this Appendix B with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional, Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest, to the extent not already within the Excise Tax, at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.